Exhibit 10.14

EXECUTION VERSION

FWD GROUP LIMITED

AND

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

SUPPLEMENTAL FISCAL AGENCY AGREEMENT

RELATING TO THE U.S.$250,000,000 5.75 PER
CENT. SUBORDINATED NOTES DUE 2024
TO BE CONSOLIDATED WITH AND FORM A
SINGLE SERIES WITH THE U.S.$550,000,000 5.75
PER CENT. SUBORDINATED NOTES DUE 2024
ISSUED ON 9 JULY 2019

THIS AGREEMENT is made on 23 July 2019

___________________________________

BETWEEN

(1)	FWD GROUP LIMITED (the "Issuer");

(2)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as registrar (the "Registrar");

(3)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as fiscal agent (the "Fiscal Agent");

(4)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as transfer agent and calculation agent (the "Transfer Agent" and the "Calculation Agent", respectively); and

(5)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as paying agent (the "Paying Agent").

WHEREAS

(A)	The Issuer has issued the U.S.$550,000,000 in aggregate principal amount of 5.75 per cent. subordinated notes due 2024 on 9 July 2019 (the "Original Notes"). The Original Notes are constituted by a deed of covenant dated 9 July 2019 (as amended or supplemented from time to time, the "Original Deed of Covenant") entered into by the Issuer.

(B)	The Issuer has further authorised the creation and issue of U.S.$250,000,000 in aggregate principal amount of 5.75 per cent. subordinated notes due 2024 to be consolidated and form a single series with the U.S.$550,000,000 5.75 per cent. subordinated notes due 2024 issued on 9 July 2019 (the "New Notes", together with the Original Notes, the "Notes"). The New Notes will be constituted by a deed of covenant dated 23 July 2019 supplemental to the Original Deed of Covenant (as amended or supplemented from time to time, the "New Deed of Covenant", together with the Original Deed of Covenant, the "Deed of Covenant") entered into by the Issuer.

(C)	The Original Notes are represented by a global note certificate dated 9 July 2019 (the "Original Global Note Certificate"), which will be exchangeable for individual note certificates ("Original Individual Note Certificates" and, together with the Original Global Note Certificate, "Original Certificates") in the circumstances specified therein.

(D)	The New Notes will be in registered form and in the denomination of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. The New Notes will be represented by a global note certificate as set out in Schedule 3 (Form of New Global Note Certificate) (the "New Global Note Certificate", together with the Original Global Note Certificate, the "Global Note Certificates"), which will be exchangeable for new individual note certificates (the "New Individual Note Certificates", and together with the "Original Individual Note Certificates", the "Individual Note Certificates") in the circumstances specified therein. The Global Note Certificates and the Individual Note Certificates are referred to together as the "Note Certificates".

(E)	The Issuer, the Registrar, the Fiscal Agent, the Transfer Agent, the Calculation Agent and the Paying Agent wish to record certain arrangements which they have made in relation to the New Notes.

(F)	For the purposes of the Original Notes, the Issuer, the Registrar, the Fiscal Agent, the Transfer Agent, the Calculation Agent and the Paying Agent have entered into a fiscal agency agreement dated 9 July 2019 (the "Original Fiscal Agency Agreement"). This Supplemental Fiscal Agency Agreement is supplemental to the Original Fiscal Agency Agreement and, together with the Original Fiscal Agency Agreement, is referred to herein as the "Fiscal Agency Agreement".

IT IS AGREED as follows:

1.            INTERPRETATION

1.1	Definitions

Words and expressions defined in the Original Fiscal Agency Agreement shall, unless the context otherwise requires, have the same meanings in this Supplemental Fiscal Agency Agreement.

1.2	Interpretation of Original Fiscal Agency Agreement

Subject as provided in this Supplemental Fiscal Agency Agreement, the provisions of the Original Fiscal Agency Agreement shall, where the context so admits, be deemed to be amended with effect from the date hereof as if:

1.2.1	references therein to the "Notes" were references to both the Original Notes and the New Notes;

1.2.2	references therein to the "Global Note Certificate" were references to the Global Note Certificates (as defined herein);

1.2.3	references therein to any "Individual Note Certificate" were references to Individual Note Certificates (as defined herein);

1.2.4	references therein to "Noteholder" shall include the person in whose name a New Note is for the time being registered in the register in respect of the Notes (or, in the case of a joint holding, the first named thereof) and "Noteholder" and "holder of a Note" shall be construed accordingly.

1.3	References to the Deed of Covenant

References in the Original Fiscal Agency Agreement to the "Deed of Covenant" shall be deemed to refer to the Deed of Covenant as defined in this Supplemental Fiscal Agency Agreement.

1.4	References to the Conditions

References in the Original Fiscal Agency Agreement and in this Supplemental Fiscal Agency Agreement to the "Conditions" shall be deemed to refer to (i) the Terms and Conditions of the Notes (as scheduled in Schedule 3 to the Original Fiscal Agency Agreement) in relation to the Original Notes and (ii) the Terms and Conditions of the Notes (as scheduled in Schedule 1 to this Supplemental Fiscal Agency Agreement) in relation to the New Notes, each as modified from time to time in accordance with their terms and, with respect to any Notes represented by a Global Note Certificate, as further modified by the provisions of such Global Note Certificate and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.

2.	INCORPORATION OF ORIGINAL FISCAL AGENCY AGREEMENT

This Supplemental Fiscal Agency Agreement shall be read as one with the Original Fiscal Agency Agreement so that all references therein to "this Agreement" shall be deemed to refer to the Original Fiscal Agency Agreement as amended and supplemented by this Supplemental Fiscal Agency Agreement.

3.	APPOINTMENT

The Issuer appoints each Agent, on the terms and conditions of the Original Fiscal Agency Agreement and this Supplemental Fiscal Agency Agreement, as its agent in relation to the New Notes.

4.	LAW AND JURISDICTION

4.1	Governing Law

This Supplemental Fiscal Agency Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, English law.

4.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising out of or in connection with this Supplemental Fiscal Agency Agreement (including a dispute relating to the existence, validity or termination of this Supplemental Fiscal Agency Agreement or any non-contractual obligation arising out of or in connection with this Supplemental Fiscal Agency Agreement) or the consequences of its nullity.

4.3	Process Agent

The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom, or to such other person with an address in England or Wales and/or at such other address in England or Wales as the Issuer may specify by notice in writing to the Agents. Nothing in this paragraph shall affect the right of any Agent to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

5.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Supplemental Fiscal Agency Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Supplemental Fiscal Agency Agreement.

6.	MODIFICATION

This Supplemental Fiscal Agency Agreement may be amended by further agreement among the parties hereto and without the consent of the Noteholders, either:

6.1.1	for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained in this Supplemental Fiscal Agency Agreement; or

6.1.2	in any manner which the parties may mutually deem necessary or desirable and which shall not be inconsistent with the Conditions and shall not be materially prejudicial to the interests of the Noteholders.

7.	COUNTERPARTS

This Supplemental Fiscal Agency Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same binding agreement between the parties.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SIGNATURES

The Issuer

For and on behalf of

FWD GROUP LIMITED

By:	Ronald Arculli

Project Platinum 2019 (Tap)- SUPPLEMENTAL AGENCY AGREEMENT

The Registrar, the Fiscal Agent, the Transfer Agent, the Calculation Agent and the Paying Agent

For and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:	/s/ Edward Chiu
Edward Chiu
Sr Transaction Manager

Project Platinum 2019 (Tap) - SUPPLEMENTAL AGENCY AGREEMENT

SCHEDULE 1
TERMS AND CONDITIONS OF THE NOTES

The U.S.$250,000,000 5.75 per cent. subordinated notes due 2024 (the "Notes", which expression includes any further notes issued pursuant to Condition 14 (Further issues) and forming a single series therewith) of FWD Group Limited (the "Issuer") are constituted by a deed of covenant dated 9 July 2019 (as amended or supplemented from time to time, the "Deed of Covenant") entered into by the Issuer and are the subject of a fiscal agency agreement dated 9 July 2019 (as amended or supplemented from time to time, the "Agency Agreement") between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), The Hongkong and Shanghai Banking Corporation Limited as fiscal agent (the "Fiscal Agent", which expression includes any successor fiscal agent appointed from time to time in connection with the Notes), the transfer agent named therein (the "Transfer Agent", which expression includes any successor or additional transfer agent appointed from time to time in connection with the Notes), the paying agents named therein (together with the Fiscal Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes) and The Hongkong and Shanghai Banking Corporation Limited as calculation agent (the "Calculation Agent", which expression includes any successor or additional calculation agents appointed from time to time in connection with the Notes). References herein to the "Agents" are to the Registrar, the Fiscal Agent, the Transfer Agent, the Paying Agents and the Calculation Agent and any reference to an "Agent" is to any one of them. Certain provisions of these terms and conditions (the "Terms and Conditions") are summaries of the Agency Agreement and the Deed of Covenant and subject to their detailed provisions. The Holders (as defined in Condition 3(a) (Register, Title and Transfers—Register)) are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement and the Deed of Covenant applicable to them. Copies of the Agency Agreement and the Deed of Covenant are available for inspection by Holders with prior written notice during normal business hours at the principal office for the time being of the Fiscal Agent, being at the date hereof 30th Floor, HSBC Building, 1 Queen's Road Central, Hong Kong and at the Specified Offices (as defined in the Agency Agreement) of each of the Agents, the initial Specified Offices of which are set out below.

1.	Form and Denomination

The Notes are in registered form in the denomination of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof (each, an "Authorised Denomination").

2.	Status and Subordination of the Notes

(a)	Status of the Notes: The Notes constitute direct, unsecured and subordinated obligations of the Issuer which rank pari passu and without any preference or priority of payment among themselves and with any instrument or security (including preference shares) issued, entered into or guaranteed by the Issuer which ranks or is expressed to rank, by its terms or by operation of law, pari passu with the Notes including, but not limited to, the preference shares of US$0.01 each issued on 10 December 2013 and the preference shares of US$0.01 each issued on 19 August 2015 of the Issuer ("Parity Obligations"). The rights and claims of the Holders in respect of the Notes are subordinated as provided in this Condition 2.

(b)	Ranking of claims in respect of the Notes: In the event of a final and effective order or resolution by a competent authority in the jurisdiction of the Issuer for the winding up, liquidation or similar proceedings in respect of the Issuer (a "Winding-Up"), the rights and claims of the Holders in respect of the Notes shall rank ahead of those persons whose claims are in respect of any of the ordinary shares of the Issuer or any other securities ranking pari passu therewith ("Junior Obligations") of the Issuer, but shall be subordinated in right of payment to the claims of all other present and future senior and subordinated creditors of the Issuer, other than the claims of holders of Parity Obligations of the Issuer.

(c)	Set-off-Notes: Subject to applicable laws, no Holder may exercise, claim or plead any right of set-off, deduction, withholding or retention in respect of any amount owed to it by the Issuer in respect of, or arising under or in connection with the Notes, and each Holder shall, by virtue of his holding of any Notes, be deemed to have waived all such rights of set-off, deduction, withholding or retention against the Issuer. Notwithstanding the preceding sentence, if any of the amounts owing to any Holder by the Issuer in respect of, or arising under or in connection with the Notes is discharged by set-off, such Holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Issuer (or, in the event of its Winding-Up or administration, the liquidator or, as appropriate, administrator of the Issuer) and, until such time as payment is made, shall hold such amount in trust for the Issuer (or the liquidator or, as appropriate, administrator of the Issuer) and accordingly any such discharge shall be deemed not to have taken place.

3.	Register, Title and Transfers

(a)	Register: The Registrar will maintain a register (the "Register") in respect of the Notes outside the United Kingdom in accordance with the provisions of the Agency Agreement. In these Conditions, the "Holder" of a Note means the person in whose name such Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and "Noteholder" shall be construed accordingly. A certificate (each, a "Note Certificate") will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register.

Upon issue, the Notes will be represented by a Global Note Certificate registered in the name of, and deposited with, a nominee of a common depositary for Euroclear and Clearstream. The Terms and Conditions are modified by certain provisions contained in the Global Note Certificate. See "The Global Note Certificate".

(b)	Title: The Holder of each Note shall (except as otherwise required by law) be treated as the absolute owner of such Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no person shall be liable for so treating such Holder. No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

(c)	Transfers: Subject to paragraphs (f) (Closed periods) and (g) (Regulations concerning transfers and registration) below, a Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed and signed by the Noteholder or his attorney duly authorised in writing, at the Specified Office of the Registrar or any Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Note may not be transferred unless the principal amount of Notes transferred and (where not all of the Notes held by a Holder are being transferred) the principal amount of the balance of Notes not transferred are Authorised Denominations. Where not all the Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Notes will be issued to the transferor. No transfer of title to a Note will be valid unless and until entered on the Register.

Transfers of interests in the Notes evidenced by the Global Note Certificate will be effected in accordance with the rules of the relevant clearing systems.

(d)	Registration and delivery of Note Certificates: Within five business days of the surrender of a Note Certificate in accordance with paragraph (c) (Transfers) above, the Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Notes transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of any Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, "business day" means a day on which commercial banks are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Transfer Agent has its Specified Office.

Except in the limited circumstances described herein (see "The Global Note Certificate"), owners of interests in the Notes will not be entitled to receive physical delivery of Note Certificates.

(e)	No charge: The transfer of a Note will be effected without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent but against such indemnity as the Registrar (or as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

(f)	Closed periods: Noteholders may not require transfers of a Note to be registered:

(i)	during the period of 15 calendar days ending on the due date for any payment of principal or interest in respect of the Notes; and

(ii)	during the period of 15 calendar days ending on any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 6(b) (Redemption for tax reasons), Condition 6(c) (Redemption upon Change of Control) or Condition 6(d) (Redemption upon an initial public offering).

(g)	Regulations concerning transfers and registration: All transfers of Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Fiscal Agent and the Registrar. A copy of the current regulations will be mailed (free of charge to the Holder and at the Issuer's expense) by the Registrar to any Noteholder who requests in writing a copy of such regulations.

4.	Information Undertaking

So long as any Note remains outstanding, the Issuer shall upload to its public website and provide to the Fiscal Agent to make available to the Holders (A) its audited annual consolidated financial statements within forty five (45) days of the date on which the board of directors of the Issuer approves the financial statements for the end of the fiscal year to which they relate; and (B) its unaudited semi-annual consolidated financial statements within forty five (45) days of the date on which the board of directors of the Issuer approves the unaudited semi-annual consolidated financial statements from the end of the fiscal period to which they relate.

5.	Interest

(a)	Rate of Interest: The Notes bear interest from 9 July 2019 (the "Issue Date") at the rate of 5.75 per cent. per annum, (the "Rate of Interest") payable semi-annually in arrear on 9 January and 9 July in each year (each, an "Interest Payment Date"), subject as provided in Condition 7 (Payments).

Each Note will cease to bear interest from the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which case it will continue to bear interest at such rate (both before and after judgement) until whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (b) the day which is seven days after the Fiscal Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment to the relevant Noteholder under these Conditions).

The amount of interest payable on each Interest Payment Date shall be U.S.$5750 in respect of each Note of U.S.$200,000 denomination and U.S.$28.75 in respect of each Note of U.S.$1,000 denomination. If interest is required to be paid in respect of a Note on any other date, it shall be calculated by applying the Rate of Interest to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest cent (half a cent being rounded upwards) and multiplying such rounded figure by a fraction equal to the Authorised Denomination of such Note divided by the Calculation Amount, where:

"Calculation Amount" means U.S.$1,000; and

"Day Count Fraction" means, in respect of any period, the number of days in the relevant period divided by 360 calculated on a formula basis as follows:

where:

"Y1" is the year, expressed as a number, in which the first day of the Calculation Period falls;

"Y2" is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

"M1" is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

"M2" is the calendar month, expressed as number, in which the day immediately following the last day included in the Calculation Period falls;

"D1" is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

"D2" is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30".

(b)	Increase in Rate of Interest following a Change of Control: Upon the occurrence of a Change of Control (as defined in Condition 6(c) (Redemption—Redemption upon a Change of Control)), unless an irrevocable notice to redeem the Notes has been given to Holders by the Issuer pursuant to Condition 6(c) (Redemption—Redemption upon a Change of Control) by the 30th day following the occurrence of the Change of Control, the Rate of Interest will increase to the aggregate of 5.00 per cent. per annum and the Rate of Interest, with effect from (i) the next Interest Payment Date; or (ii) if the date on which a Change of Control occurs is prior to the most recent preceding Interest Payment Date, such Interest Payment Date.

6.	Redemption and Purchase

(a)	Scheduled redemption: Unless previously redeemed, or purchased and cancelled in accordance with the Conditions, the Notes will be redeemed at their principal amount on 9 July 2024 (the "Maturity Date"), subject as provided in Condition 7 (Payments).

(b)	Redemption for tax reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Noteholders (which notice shall be irrevocable), the Registrar and the Fiscal Agent at their principal amount, together with interest accrued to the date fixed for redemption, if:

(i)	the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the Cayman Islands, Hong Kong or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after 4 July 2019; and

(ii)	such obligation cannot be avoided by the Issuer taking reasonable measures available to it;

provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Notes were then due.

Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver or procure that there is delivered to the Fiscal Agent:

(i)	a certificate signed by two directors of the Issuer stating that the circumstances referred to in (b)(i) and (b)(ii) above prevail and setting out the details of such circumstances (a "Certificate"); and

(ii)	an opinion of independent legal advisers of recognised standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment, provided that the Fiscal Agent may accept such certificate or opinion without further investigation or enquiry.

Upon the expiry of any such notice as is referred to in this Condition 6(b), the Issuer shall be bound to redeem the Notes in accordance with this Condition 6(b).

(c)	Redemption upon Change of Control: The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), the Registrar and the Fiscal Agent upon the occurrence of a Change of Control at 101 per cent. of the outstanding principal amount of the Notes, together with any interest accrued but unpaid to the date fixed for redemption.

In this Condition 6(c) (Redemption upon Change of Control):

"Affiliate" means (i) Richard Li and all entities and persons that are subject to the Control of Richard Li and (ii) any publicly traded company (or any of its subsidiaries) where Richard Li is either (a) the chairman of such publicly traded company or (b) directly or indirectly (whether through beneficial ownership, trusts with which he is connected to or otherwise) the largest effective voting interest holder in such publicly traded company.

a "Change of Control" occurs when:

(a)	Mr. Richard Li or any Affiliate ceases to Control the Issuer;

(b)	any Person or Persons, other than Mr. Richard Li or any Affiliate, acting together acquires Control of the Issuer; or

(c)	the Issuer consolidates with or merges into or sells or transfers all or substantially all of its assets to any other Person, unless the consolidation, merger, sale or transfer will not result in the other Person or Persons acquiring Control over the Issuer or the successor entity; and

"Control" means the acquisition or control of more than 50 per cent, of the voting rights of the issued share capital of the Issuer or the right to appoint and/or remove all or the majority of the members of the Issuer's board of directors or other governing body, whether held or obtained directly or indirectly, and whether held or obtained by ownership of share capital, the possession of voting rights, contract or otherwise and the terms "Controlling" and "Controlled" shall have meanings correlative to the foregoing.

(d)	Redemption upon an initial public offering: The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), the Registrar and the Fiscal Agent, at 101 per cent. of the outstanding principal amount of the Notes, together with any interest accrued but unpaid to the date fixed for redemption, if an Initial Public Offering has occurred.

In this Condition 6(d) (Redemption upon an initial public offering):

"Initial Public Offering" means the first offering and listing of shares of a holding company of the Issuer, that complies with the rules of The Stock Exchange of Hong Kong Limited or any other internationally recognised stock exchange, provided that such offer of securities is for subscription or sale exclusively for cash, accompanied (or preceded) by the grant of listing of, and permission to deal, in such shares by The Stock Exchange of Hong Kong Limited or any other internationally recognised stock exchange.

(e)	Notice of Redemption: All Notes in respect of which any notice of redemption is given under this Condition 6 (Redemption and Purchase) shall be redeemed on the date specified in such notice in accordance with this Condition 6 (Redemption and Purchase). If there is more than one notice of redemption given in respect of any Note (which shall include any notice given by the Issuer pursuant to Condition 6(b) (Redemption for tax reasons), Condition 6(c) (Redemption upon Change of Control) or Condition 6(d) (Redemption upon an initial public offering), the notice given first in time shall prevail and in the event of two notices being given on the same date, the first to be given.

(f)	No other redemption: The Issuer shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a) (Scheduled redemption) to (d) (Redemption upon an initial public offering) above.

(g)	Purchase: The Issuer or any of its Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price.

(h)	Cancellation: All Notes so redeemed or purchased by the Issuer or any of its Subsidiaries shall be cancelled and may not be reissued or resold.

7.	Payments

(a)	Principal: Payments of principal shall be made in U.S. dollars by U.S. dollar cheque drawn on, or, upon application by a Holder of a Note to the Specified Office of the Fiscal Agent not later than the fifteenth day before the due date for any such payment, by transfer to a U.S. dollar account (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(b)	Interest: Payments of interest shall be made in U.S. dollars by U.S. dollar cheque drawn on, or upon application by a Holder of a Note to the Specified Office of the Fiscal Agent not later than the fifteenth day before the due date for any such payment, by transfer to a U.S. dollar account (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(c)	Payments subject to fiscal laws: All payments in respect of the Notes are subject in all cases to (i) any applicable fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the "Code") or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the provisions of Condition 8 (Taxation)) any law implementing an intergovernmental approach thereto. No commissions or expenses shall be charged to the Holders in respect of such payments.

(d)	Payments on business days: Where payment is to be made by transfer to a U.S. dollar account, payment instructions (for value the due date, or, if the due date is not a business day, for value the next succeeding business day) will be initiated and, where payment is to be made by U.S. dollar cheque, the cheque will be mailed (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, expense of the Noteholder) (i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Note Certificate is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of a Paying Agent and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Holder of a Note shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a business day or (B) a cheque mailed in accordance with this Condition 7 (Payments) arriving after the due date for payment or being lost in the mail. In this paragraph, "business day" means any day on which banks are open for general business (including dealings in foreign currencies) in New York City and Hong Kong and, in the case of surrender (or, in the case of part payment only, endorsement) of a Note Certificate, in the place in which the Note Certificate is surrendered (or, as the case may be, endorsed).

(e)	Partial payments: If a Paying Agent makes a partial payment in respect of any Note, the Issuer shall procure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Note Certificate.

(f)	Record date: Each payment in respect of a Note will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar's Specified Office on the fifteenth day before the due date for such payment (the "Record Date"). Where payment in respect of a Note is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, at the expense of such Noteholder) to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date. So long as the Notes are represented by the Global Note Certificate, each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date of payment, where "Clearing System Business Day" means a weekday (Monday to Friday, inclusive) except 25 December and 1 January.

8.	Taxation

All payments of principal and interest in respect of the Notes by or on behalf of the Issuer shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the Cayman Islands, Hong Kong or any political subdivision thereof or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is as required by law. In that event the Issuer shall pay such additional amounts as will result in receipt by the Holders of such amounts after such withholding or deduction as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Note:

(i)	held by a Holder which is liable to such taxes, duties, assessments or governmental charges in respect of such Note by reason of its having some connection with the jurisdiction by which such taxes, duties, assessments or charges have been imposed, levied, collected, withheld or assessed other than the mere holding of the Note; or

(ii)	where (in the case of a payment of principal or interest on redemption) the relevant Note Certificate is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant Holder would have been entitled to such additional amounts if it had surrendered the relevant Note Certificate on the last day of such period of 30 days.

In these Conditions, "Relevant Date" means whichever is the later of (1) the date on which the payment in question first becomes due and (2) if the full amount payable has not been received in New York City by the Fiscal Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Holders.

Any reference in these Conditions to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under Condition 8 (Taxation).

If the Issuer becomes subject at any time to any taxing jurisdiction other than the Cayman Islands of Hong Kong, references in these Conditions to the Cayman Islands or Hong Kong shall be construed as references to the Cayman Islands or Hong Kong and/or such other jurisdiction.

The Agents shall not be responsible for paying any tax, duty, charges, withholding or other payment referred to in Condition 8 or for determining whether such amounts are payable or the amount thereof, and none of them shall be responsible or liable for any failure by the Issuer, any Holder or any third party (i) to pay such tax, duty, charges, withholding or other payment in any jurisdiction or (ii) to provide any notice or information to the Agents that would permit, enable or facilitate the payment of any principal, premium (if any), interest or other amount under or in respect of the Notes without deduction or withholding for or on account of any tax, duty, charge, withholding or other payment imposed by or in any jurisdiction.

9.	Events of Default

If any of the following events occurs and is continuing:

(a)	Non-payment of principal: the Issuer fails to pay principal of any Note within five business days after the due date for such payment; or

(b)	Non-payment of interest: the Issuer fails to pay interest on any Note within 30 days after the due date for such payment; or

(c)	Breach of other obligations: the Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Notes or the Deed of Covenant and such default remains unremedied for 60 days after written notice thereof, addressed to the Issuer by any Noteholder, has been delivered to the Issuer or to the Specified Office of the Fiscal Agent; or

(d)	Cross-acceleration of Issuer or Subsidiary:

(i)	any Indebtedness of the Issuer, or any of its Subsidiaries is not paid when due or (as the case may be) within any originally applicable grace period;

(ii)	any such Indebtedness becomes due and payable prior to its stated maturity (as extended by an applicable grace period) otherwise than at the option of the Issuer, or (as the case may be) the relevant Subsidiary or (provided that no event of default, howsoever described, has occurred) any person entitled to such Indebtedness; or

(iii)	the Issuer or any of its Subsidiaries fails to pay when due or (as the case may be) within any applicable grace period any amount payable by it under any Guarantee of any Indebtedness,

provided that the amount of indebtedness referred to in sub-paragraph (i) and/or sub-paragraph (ii) above and/or the amount payable under any Guarantee referred to in sub-paragraph (iii) above, individually or in the aggregate, exceeds U.S.$10,000,000 (or its equivalent in any other currency or currencies); or

(e)	Unsatisfied judgement: one or more judgement(s) or order(s) from which no further appeal or judicial review is permissible or sought under applicable law for the payment of any amount is rendered against the Issuer or any of its Principal Subsidiaries and continue(s) unsatisfied and unstayed for a period of 60 days after the date(s) thereof or, if later, the date therein specified for payment; or

(f)	Security enforced: a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any substantial part of the undertaking, assets and revenues of the Issuer, or any of its Principal Subsidiaries and is not discharged within 60 days; or

(g)	Insolvency, etc.: (i) the Issuer, or any of its Principal Subsidiaries becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Issuer, or any of its Principal Subsidiaries or the whole or any substantial part of the undertaking, assets or revenues of the Issuer, or any of its Principal Subsidiaries is appointed (or application for any such appointment is made), (iii) the Issuer, or any of its Principal Subsidiaries takes any action for a readjustment or deferment of any of its material obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any material part of its indebtedness or any Guarantee of any indebtedness given by it (other than, in the case of a Principal Subsidiary of the Issuer, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring while solvent or as a result of a disposal on arm's length terms or as approved by an Extraordinary Resolution of the Noteholders), or (iv) the Issuer, or any of Principal Subsidiaries ceases or threatens to cease to carry on all or any material part of its business; or

(h)	Winding up, etc.: an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer or any of its Principal Subsidiaries (other than, in the case of a Principal Subsidiary of the Issuer, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring while solvent or as a result of a disposal on arm's length terms or as approved by an Extraordinary Resolution of the Noteholders); or

(i)	Analogous event: any event occurs which under the laws of the Cayman Islands has an analogous effect to any of the events referred to in paragraphs (d) (Unsatisfied judgement) to (g) (Winding up, etc.) above; or

(j)	Unlawfulness: it is or will become unlawful for the Issuer to perform or comply with any of its obligations under or in respect of the Notes or the Deed of Covenant, then any Noteholder may, by written notice addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Fiscal Agent, declare its Notes to be immediately due and payable, whereupon they shall become immediately due and payable at their principal amount together with accrued interest without further action or formality. Notice of any such declaration shall promptly be given to all other Noteholders.

The Agents need not do anything to ascertain whether any Event of Default has occurred and will not be responsible to Noteholders or any other person for any loss arising from any failure to do so, and, unless and until the Agents otherwise have notice in writing to the contrary, the Agents may assume that (i) no such event has occurred and (ii) that the Issuer is performing all of its obligations under the Agency Agreement and the Conditions.

10.	Prescription

Claims for principal and interest on redemption shall become void unless the relevant Note Certificates are surrendered for payment within ten years in the case of principal and five years in the case of interest of the appropriate Relevant Date.

11.	Replacement of Note Certificates

If any Note Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Registrar, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Note Certificates must be surrendered before replacements will be issued.

12.	Agents

In acting under the Agency Agreement and in connection with the Notes, the Agents act solely as agents of the Issuer and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders.

The initial Agents and their initial Specified Offices are listed below. The Issuer reserves the right at any time to vary or terminate the appointment of any Agent and to appoint a successor registrar or fiscal agent and additional or successor paying agents and transfer agents; provided, however, that the Issuer shall at all times maintain a fiscal agent and a registrar.

Notice of any change in any of the Agents or in their Specified Offices shall promptly be given to the Noteholders.

13.	Meetings of Noteholders; Modification

(a)	Meetings of Noteholders: The Agency Agreement contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer and shall be convened by it upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that certain proposals (including any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, to change the currency of payments under the Notes, to amend the subordination provisions in the Deed of Covenant or to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution (each, a "Reserved Matter")) may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders, whether present or not.

In addition, (i) a resolution in writing signed by or on behalf of Noteholders of not less than 90 per cent. of the aggregate principal amount of Notes for the time being outstanding will take effect as if it were an Extraordinary Resolution, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more the Noteholders and (ii) a resolution passed by way of electronic consents through the clearing systems by or on behalf of Noteholders of not less than 75 per cent. in aggregate principal amount of Notes for the time being outstanding with the effect as if it were an Extraordinary Resolution, in each case whether or not relating to a Reserved Matter.

(b)	Modification: The Notes, these Conditions, the Deed of Covenant, and the Agency Agreement may be amended without the consent of the Noteholders to correct a manifest error. In addition, the parties to the Agency Agreement may agree to modify any provision of the Agency Agreement or the Conditions, but the Issuer shall not agree, without the consent of the Noteholders, to any such modification unless it is of a formal, minor or technical nature, it is made to correct a manifest error or it is, in the opinion of such parties, not materially prejudicial to the interests of the Noteholders.

14.	Further Issues

The Issuer may from time to time, without the consent of the Noteholders, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes.

15.	Notices

Notices to the Noteholders will be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail at their respective addresses on the Register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing.

So long as the Notes are represented by the Global Note Certificate and the Global Note Certificate is held on behalf of Euroclear or Clearstream or an alternative clearing system, notices to Noteholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the alternative clearing system, for communication by it to entitled account holders in substitution for notification as required by these Conditions and shall be deemed to have been given on the date of delivery to such clearing system.

16.	Governing Law and Jurisdiction

(a)	Governing law: The Notes and any non-contractual obligations arising out of or in connection with the Notes are governed by, and construed in accordance with, English law, except that the subordination provisions set out in Condition 2(a) (Status and Subordination of the Notes—Status of the Notes), Condition 2(b) (Status and Subordination of the Notes—Ranking of claims in respect of the Notes) and Condition 2(c) (Status and Subordination of the Notes—Set-off-Notes) shall be governed by, and construed in accordance with, Cayman Islands law.

(b)	English courts: The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with the Notes (including any non-contractual obligation arising out of or in connection with the Notes).

(c)	Appropriate forum: The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

(d)	Rights of the Noteholders to take proceedings outside England: Condition 16(b) (English courts) is for the benefit of the Noteholders only. As a result, nothing in this Condition 16 (Governing law and jurisdiction) prevents any Noteholder from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, Noteholders may take concurrent Proceedings in any number of jurisdictions.

(e)	Process agent: The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with the Companies Act 2006. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall appoint another/person to act as its agent. This Condition applies to Proceedings in England and/to Proceedings elsewhere.

SCHEDULE 2

FORM OF NEW GLOBAL NOTE CERTIFICATE

THE NOTES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THE NOTES REPRESENTED HEREBY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THE NOTES REPRESENTED HEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

ISIN: XS2022434364

FWD GROUP LIMITED

(incorporated with limited liability under
the laws of the Cayman Islands)

U.S.$250,000,000 5.75 per cent. Subordinated Notes due 2024

to be consolidated with and form a single series with the U.S.$550,000,000 5.75 per cent.

Subordinated Notes due 2024 issued on 9 July 2019

GLOBAL CERTIFICATE

1.	Introduction: This Global Note Certificate is issued in respect of the U.S.$250,000,000 5.75 per cent. Subordinated Notes due 2024 to be consolidated with and form a single series with the U.S.$550,000,000 5.75 per cent. Subordinated Notes due 2024 issued on 9 July 2019 (together, the "Notes") of FWD Group Limited (the "Issuer"). The Notes are constituted by a deed of covenant dated 9 July 2019 as supplemented on 23 July 2019 (and as amended and/or supplemented from time to time, the "Deed of Covenant") entered into by the Issuer and are the subject of a fiscal agency agreement dated 9 July 2019 as supplemented by a supplemental fiscal agency agreement dated 23 July 2019 (the "Supplemental Fiscal Agency Agreement", and as amended and/or supplemented from time to time, the "Agency Agreement") and made between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), The Hongkong and Shanghai Banking Corporation Limited as fiscal agent and the other paying agents, the transfer agents and the calculation agents named therein.

2.	References to Conditions: Any reference herein to the "Conditions" is to the terms and conditions of the Notes attached hereto and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.

3.	Registered holder:

This is to certify that:

HSBC NOMINEES (HONG KONG) LIMITED

is the person registered in the register maintained by the Registrar in relation to the Notes (the "Register") as the duly registered holder (the "Holder") of

U.S.$250,000,000

(TWO HUNDRED AND FIFTY MILLION UNITED STATES DOLLARS)

in aggregate principal amount of Notes or such other principal amount as may from time to time be entered in the Register in accordance with the Agency Agreement and this Global Note Certificate.

4.	Promise to pay: The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 9 July 2024 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions and to pay such principal amount in the circumstances set out in Condition 6(b) (Redemption and Purchase – Redemption for tax reasons), Condition 6(c) (Redemption and Purchase – Redemption upon a Change of Control) and Condition 6(d) (Redemption and Purchase – Redemption upon an initial public offering).

5.	Exchange for Individual Note Certificates: This Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates ("Individual Note Certificates") in substantially the form (subject to completion) set out in Schedule 3 (Form of New Individual Note Certificate) to the Supplemental Fiscal Agency Agreement if any of the following events occur:

(a)	Euroclear Bank SA/NV ("Euroclear") or Clearstream Banking S.A. ("Clearstream, Luxembourg") is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(b)	any of the circumstances described in Condition 9 (Events of Default) occurs. Such exchange shall be effected in accordance with paragraph 7 (Delivery of Individual Note Certificates) below. The Issuer shall notify the Holder of the occurrence of any of the events specified in (a) and (b) as soon as practicable thereafter.

6.	Failure to deliver Individual Note Certificates or to pay: If

(a)	Individual Note Certificates have not been issued and delivered by 5:00 p.m. (London time) on the thirtieth day after the date on which the same are due to be issued and delivered in accordance with paragraph 7 (Delivery of Individual Note Certificates) below; or

(b)	any of the Notes evidenced by this Global Note Certificate has become due and payable in accordance with the Conditions or the date for final redemption of the Notes has occurred and, in either case, payment in full of the amount of principal falling due with all accrued interest thereon has not been made to the Holder on the due date for payment in accordance with the terms of this Global Note Certificate, then, at 5:00 p.m. (London time) on such thirtieth day (in the case of paragraph (a) above) or at 5:00 p.m. (London time) on such due date (in each case of paragraph (b) above) (in each case, the "Determination Date") the Accountholder shall acquire Direct Rights in accordance with the Deed of Covenant, without prejudice to the rights which the Holder may have hereunder and under the Deed of Covenant.

Terms defined in the Deed of Covenant shall have the same meanings when used in this paragraph 6.

7.	Delivery of Individual Note Certificates: Whenever this Global Note Certificate is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person's holding) against the surrender of this Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, "business day" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.	Payment Conditions:

(a)	Payment Business Day: In relation to payments made in respect of this Global Note Certificate, so long as this Global Note Certificate is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system, the definition for "business day" in Condition 6(d) (Payments on business days) shall be amended and shall be any day which is a day on which banks are open for general business (including dealings in foreign currencies) in New York City and Hong Kong.

(b)	Payment Record Date: Each payment made in respect of this Global Note Certificate will be made to the person shown as the Holder in the Register at the close of business (in the relevant clearing system) on the Clearing System Business Day before the due date for such payment (the "Record Date") where "Clearing System Business Day" means a day on which each clearing system for which this Global Note Certificate is being held is open for business.

9.	Conditions apply: Save as otherwise provided herein, the Holder of this Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Note Certificate, any reference in the Conditions to "Certificate" or "Certificates" shall, except where the context otherwise requires, be construed so as to include this Global Note Certificate.

10.	Notices: Notwithstanding Condition 15 (Notices), so long as this Global Note Certificate is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system (an "Alternative Clearing System"), notices to Holders of Notes represented by this Global Note Certificate may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System.

11.	Determination of entitlement: This Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Note Certificate.

12.	Authentication: This Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Hongkong and Shanghai Banking Corporation Limited as registrar.

13.	Governing law: This Global Note Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the manual or facsimile signature of a duly authorised person for and on behalf of the Issuer.

FWD GROUP LIMITED

By:
(duly authorised)

ISSUED on the issue date

AUTHENTICATED for and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as registrar without recourse, warranty

or liability

By:
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED ______________________, being the registered holder of this Global Note Certificate, hereby transfers to ____________________ _____________________________________________________________________________________________________________________________________________________________ _________________________________________________________________________of__________________________________________________________________________________ _____________________________________________________________________________________________________________________________________________________________ _____________________________________________________________________________________________________________________________________________________________ ____________________________________________________________________________________________________________________________________________, U.S. dollars _________________________ in principal amount of the U.S.$250,000,000 5.75 per cent. subordinated notes due 2024 to be consolidated with and form a single series with the U.S.$ 550,000,000 5.75 per cent. Subordinated Notes due 2024 issued on 9 July 2019 (together, the "Notes") of FWD Group Limited (the "Issuer") and irrevocably requests and authorises The Hongkong and Shanghai Banking Corporation Limited, in its capacity as registrar in relation to the Notes (or any successor to The Hongkong and Shanghai Banking Corporation Limited, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof.

[Attached to the Global Note Certificate:]

[Terms and Conditions as set out in Schedule 1 of the Supplemental Fiscal Agency Agreement]

[At the foot of the Terms and Conditions:]

FISCAL AGENT, PAYING AND TRANSFER AGENT AND REGISTRAR

The Hongkong and Shanghai Banking Corporation Limited

30th Floor, HSBC Main Building

1 Queen's Road Central

Hong Kong

SCHEDULE 3

FORM OF NEW INDIVIDUAL NOTE CERTIFICATE

[THE NOTES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THE NOTES REPRESENTED HEREBY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THE NOTES REPRESENTED HEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.]

Serial Number: __________

FWD GROUP LIMITED

(incorporated with limited liability under

the laws of the Cayman Islands)

U.S.$250,000,000 5.75 per cent. Subordinated Notes due 2024

to be consolidated with and form a single series with the U.S.$550,000,000 5.75 per cent.

Subordinated Notes due 2024 issued on 9 July 2019

This Certificate is issued in respect of the U.S.$250,000,000 5.75 per cent. Subordinated Notes due 2024 to be consolidated with and form a single series with the U.S.$550,000,000 5.75 per cent. Subordinated Notes due 2024 issued on 9 July 2019 (together, the "Notes") of FWD Group Limited (the "Issuer"). The Notes are constituted by a deed of covenant dated 9 July 2019 as supplemented on 23 July 2019 (and as amended and/or supplemented from time to time, the "Deed of Covenant") entered into by the Issuer and are the subject of a fiscal agency agreement dated 9 July 2019 as supplemented by a supplemental fiscal agency agreement dated 23 July 2019 (the "Supplemental Fiscal Agency Agreement", and as amended and/or supplemented from time to time, the "Agency Agreement") and made between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), The Hongkong and Shanghai Banking Corporation Limited as fiscal agent and the other paying agents, the transfer agents and the calculation agents named therein.

Any reference herein to the "Conditions" is to the terms and conditions of the Notes endorsed hereon and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.

This is to certify that:

__________________________________

of ________________________________

__________________________________

is the person registered in the register maintained by the Registrar in relation to the Notes (the "Register") as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the "Holder") of:

U.S.$[•]

(U.S.$............................................................................... UNITED STATES DOLLARS)

in aggregate principal amount of the Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 9 July 2024, or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions and to pay such principal amount in the circumstances set out in Condition 6(b) (Redemption and Purchase – Redemption for tax reasons), Condition 6(c) (Redemption and Purchase – Redemption upon a Change of Control) and Condition 6(d) (Redemption and Purchase – Redemption upon initial public offering).

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Hongkong and Shanghai Banking Corporation Limited as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person for and on behalf of the Issuer.

FWD GROUP LIMITED

By:
[manual or facsimile signature]
(duly authorised)

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as registrar without recourse, warranty

or liability

By:
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED __________________________, being the registered holder of this Note Certificate, hereby transfers to_____________________ __________________________________________________________________________________________________________________________________________________________ of________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________ ____________________________U.S. dollars_________________________ in principal amount of the U.S.$250,000,000 5.75 per cent. subordinated notes due 2024 to be consolidated with and form a single series with the U.S.$550,000,000 5.75 per cent. Subordinated Notes due 2024 issued on 9 July 2019 (together, the "Notes") of FWD Group Limited (the "Issuer") and irrevocably requests and authorises The Hongkong and Shanghai Banking Corporation Limited, in its capacity as registrar in relation to the Notes (or any successor to The Hongkong and Shanghai Banking Corporation Limited, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to U.S.$200,000 or any integral multiple of U.S.$1,000 in excess thereof.

[Attached to each Note Certificate:]

[Terms and Conditions as set out in Schedule 1 of the Supplemental Fiscal Agency Agreement]

[At the foot of the Terms and Conditions:]

FISCAL AGENT, PAYING AND TRANSFER AGENT AND REGISTRAR

The Hongkong and Shanghai Banking Corporation Limited

30th Floor, HSBC Main Building

1 Queen's Road Central

Hong Kong